Form of Amended Schedule A to the Investment
Advisory Agreement to include JPMorgan Diversified
Return U.S. Small Cap Equity ETF. Incorporated herein by reference to the Registrants Registration
Statement as filed with the Securities and Exchange Commission on November 14, 2016 (Accession Number
0001193125-16- 767738).